EXHIBIT 99.1

Nutanix Reports First Quarter Fiscal 2025 Financial Results

Delivers Outperformance Across All First Quarter Guided Metrics

Reports 18% YoY ARR Growth and Strong Free Cash Flow

SAN JOSE, Calif., Nov. 26, 2024 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its first quarter ended October 31, 2024.

“During our first quarter we delivered outperformance across our guided metrics,” said Rajiv Ramaswami, President and CEO of Nutanix. “We also continued to bring innovations to the market supporting our vision of becoming the leading platform for running apps and managing data, anywhere, while strengthening our partner ecosystem.”

“Our first quarter results demonstrated a good balance of top and bottom line performance with 18% year-over-year ARR growth and strong free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We remain focused on delivering sustainable, profitable growth.”

First Quarter Fiscal 2025 Financial Summary

	Q1 FY’25	Q1 FY’24	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$1.97 billion	$1.66 billion	18%
Average Contract Duration[2]	3.1 years	2.9 years	0.2 year
Revenue	$591.0 million	$511.1 million	16%
GAAP Gross Margin	86.0%	84.0%	200 bps
Non-GAAP Gross Margin	87.5%	85.9%	160 bps
GAAP Operating Expenses	$481.0 million	$434.8 million	11%
Non-GAAP Operating Expenses	$398.9 million	$359.8 million	11%
GAAP Operating Income (Loss)	$27.3 million	$(5.7) million	$33.0 million
Non-GAAP Operating Income	$118.2 million	$79.5 million	$38.7 million
GAAP Operating Margin	4.6%	(1.1)%	570 bps
Non-GAAP Operating Margin	20.0%	15.6%	440 bps
Net Cash Provided by Operating Activities	$161.8 million	$145.5 million	$16.3 million
Free Cash Flow	$151.9 million	$132.5 million	$19.4 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Expands Partnership with AWS: Nutanix announced an expanded strategic collaboration with Amazon Web Services, Inc. (AWS) that will offer access to AWS services for customers looking to migrate to NC2 on AWS. As part of the collaboration, customers will gain access to promotional credits from AWS to support customer migrations and proof-of-concept trials, as well as Nutanix licensing promotions.
  Nutanix is Named a Leader in 2024 Gartner® Magic Quadrant™ for Distributed Hybrid Infrastructure: Nutanix announced its recognition as a Leader in the 2024 Gartner® Magic Quadrant™ for Distributed Hybrid Infrastructure. Nutanix believes this recognition is due to the company’s vision and investments in the integration of edge, private and public clouds, as well as having a platform that supports both cloud native and traditional applications.
  Nutanix is Positioned Furthest in Vision Among All Vendors in 2024 Gartner® Magic Quadrant™ for File and Object Storage Platforms: Nutanix announced it is positioned furthest in Vision among all vendors in the 2024 Gartner® Magic Quadrant™ for File and Object Storage Platforms. Nutanix believes this recognition is due to the company’s strong vision for an enterprise storage platform that unifies unstructured data across edge, public and private clouds.
  Nutanix Extends AI Platform to Public Cloud: Nutanix announced that it extended the company's AI infrastructure platform with a new cloud native offering, Nutanix Enterprise AI (NAI), that can be deployed on any Kubernetes platform, at the edge, in core data centers and on public cloud services like AWS EKS, Azure AKS, and Google GKE.

Second Quarter Fiscal 2025 Outlook

Revenue	$635 - $645 million
Non-GAAP Operating Margin	20% to 21%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 289 million

Fiscal 2025 Outlook

Revenue	$2.435 - $2.465 billion
Non-GAAP Operating Margin	16% to 17%
Free Cash Flow	$560 - $610 million

Supplementary materials to this press release, including our first quarter fiscal 2025 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s first quarter fiscal 2025 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Excludes amounts related to professional services and hardware.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to convertible senior notes, interest expense related to convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our second quarter fiscal 2025 outlook and/or our fiscal 2025 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects; our innovations supporting our vision of becoming the leading platform for running applications and managing data, anywhere; strengthening our partner ecosystem; our focus on delivering sustainable, profitable growth; our second quarter fiscal 2025 outlook; and our fiscal 2025 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 19, 2024. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running applications and managing data, anywhere. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2024 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Lia Bigano
pr@nutanix.com

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2024	October 31, 2024
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$655,270	$716,604
Short-term investments	339,072	358,846
Accounts receivable, net	229,796	198,582
Deferred commissions—current	159,849	150,975
Prepaid expenses and other current assets	97,307	98,452
Total current assets	1,481,294	1,523,459
Property and equipment, net	136,180	132,455
Operating lease right-of-use assets	109,133	118,593
Deferred commissions—non-current	198,962	188,364
Intangible assets, net	5,153	4,298
Goodwill	185,235	185,235
Other assets—non-current	27,961	28,947
Total assets	$2,143,918	$2,181,351
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$45,066	$44,698
Accrued compensation and benefits	195,602	164,670
Accrued expenses and other current liabilities	24,967	18,968
Deferred revenue—current	954,543	968,642
Operating lease liabilities—current	24,163	23,621
Total current liabilities	1,244,341	1,220,599
Deferred revenue—non-current	918,163	925,743
Operating lease liabilities—non-current	90,359	100,409
Convertible senior notes, net	570,073	570,458
Other liabilities—non-current	49,130	49,438
Total liabilities	2,872,066	2,866,647
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,118,898	4,145,942
Accumulated other comprehensive loss	146	559
Accumulated deficit	(4,847,199)	(4,831,804)
Total stockholders’ deficit	(728,148)	(685,296)
Total liabilities and stockholders’ deficit	$2,143,918	$2,181,351

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands, except per share data)
Revenue:
Product	$246,922	$301,919
Support, entitlements and other services	264,132	289,037
Total revenue	511,054	590,956
Cost of revenue:
Product (1)(2)	10,234	8,370
Support, entitlements and other services (1)	71,725	74,300
Total cost of revenue	81,959	82,670
Gross profit	429,095	508,286
Operating expenses:
Sales and marketing (1)(2)	235,323	253,401
Research and development (1)	151,975	173,959
General and administrative (1)	47,503	53,676
Total operating expenses	434,801	481,036
(Loss) income from operations	(5,706)	27,250
Other (expense) income, net	(5,275)	9,573
(Loss) income before provision for income taxes	(10,981)	36,823
Provision for income taxes	4,872	6,897
Net (loss) income	$(15,853)	$29,926
Net (loss) income per share attributable to Class A common stockholders, basic	$(0.07)	$0.11
Net (loss) income per share attributable to Class A common stockholders, diluted	$(0.07)	$0.10
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic	241,490	266,556
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, diluted	241,490	288,829

_____________
(1)  Includes the following stock-based compensation expense:

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Product cost of revenue	$1,928	$1,212
Support, entitlements and other services cost of revenue	7,116	6,820
Sales and marketing	21,471	20,648
Research and development	38,404	43,562
General and administrative	15,079	16,507
Total stock-based compensation expense	$83,998	$88,749

(2)  Includes the following amortization of intangible assets:

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Product cost of revenue	$1,111	$767
Sales and marketing	37	88
Total amortization of intangible assets	$1,148	$855

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(15,853)	$29,926
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18,187	18,180
Stock-based compensation	83,998	88,749
Amortization of debt discount and issuance costs	11,055	386
Operating lease cost, net of accretion	7,872	6,919
Non-cash interest expense	5,017	—
Other	(4,044)	(817)
Changes in operating assets and liabilities:
Accounts receivable, net	23,656	52,453
Deferred commissions	5,098	19,472
Prepaid expenses and other assets	60,696	(1,999)
Accounts payable	3,953	(4,454)
Accrued compensation and benefits	(7,421)	(35,906)
Accrued expenses and other liabilities	(89,029)	(4,727)
Operating leases, net	(7,791)	(6,871)
Deferred revenue	50,079	440
Net cash provided by operating activities	145,473	161,751
Cash flows from investing activities:
Maturities of investments	248,980	91,648
Purchases of investments	(278,178)	(110,011)
Purchases of property and equipment	(13,020)	(9,831)
Net cash used in investing activities	(42,218)	(28,194)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	13,783	28,113
Taxes paid related to net share settlement of equity awards	—	(79,274)
Repurchases of common stock	(17,513)	(20,100)
Payment of finance lease obligations	(637)	(964)
Net cash used in financing activities	(4,367)	(72,225)
Net increase in cash, cash equivalents and restricted cash	$98,888	$61,332
Cash, cash equivalents and restricted cash—beginning of period	515,771	655,662
Cash, cash equivalents and restricted cash—end of period	$614,659	$716,994
Restricted cash (1)	2,197	390
Cash and cash equivalents—end of period	$612,462	$716,604
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$8,134	$9,296
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$15,013	$4,517
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$—	$16,788

_____________
(1)  Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Total revenue	$511,054	$590,956
Change in deferred revenue	50,079	440
Total billings	$561,133	$591,396

Disaggregation of Revenue and Billings (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$479,478	$560,696
Professional services revenue	22,835	27,285
Other non-subscription product revenue	8,741	2,975
Total revenue	$511,054	$590,956
Disaggregation of billings:
Subscription billings	$528,914	$564,292
Professional services billings	23,478	24,129
Other non-subscription product billings	8,741	2,975
Total billings	$561,133	$591,396

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes $8.1 million and $1.9 million of non-portable software revenue for the three months ended October 31, 2023 and 2024, respectively, and $0.6 million and $1.1 million of hardware revenue for the three months ended October 31, 2023 and 2024, respectively.

  Non-portable software revenue — Non-portable software revenue includes sales of our platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
  Hardware revenue — In the infrequent transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Recurring Revenue (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Annual Recurring Revenue (ARR)	$1,663,918	$1,966,105

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$508,286	$8,032	$767	$—	$—	$—	$—	$517,085
Gross margin	86.0%	1.4%	0.1%	—	—	—	—	87.5%
Operating expenses:
Sales and marketing	253,401	(20,648)	(88)	—	—	—	—	232,665
Research and development	173,959	(43,562)	—	—	—	—	—	130,397
General and administrative	53,676	(16,507)	—	(1,367)	—	—	—	35,802
Total operating expenses	481,036	(80,717)	(88)	(1,367)	—	—	—	398,864
Income from operations	27,250	88,749	855	1,367	—	—	—	118,221
Operating margin	4.6%	15.1%	0.1%	0.2%	—	—	—	20.0%
Net income	$29,926	$88,749	$855	$1,367	$(110)	$745	$241	$121,773
Weighted shares outstanding, basic	266,556							266,556
Weighted shares outstanding, diluted (7)	288,829							288,829
Net income per share, basic	$0.11	$0.34	$-	$0.01	$-	$-	$-	$0.46
Net income per share, diluted	$0.10							$0.42

_____________
(1)  Stock-based compensation expense
(2)  Amortization of intangible assets
(3)  Legal fees
(4)  Other
(5)  Amortization of debt issuance costs related to convertible senior notes
(6)  Income tax effect primarily related to stock-based compensation expense
(7)  Includes 22,273 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$429,095	$9,044	$1,111	$—	$—	$—	$—	$439,250
Gross margin	84.0%	1.7%	0.2%	—	—	—	—	85.9%
Operating expenses:
Sales and marketing	235,323	(21,471)	(37)	—	—	—	—	213,815
Research and development	151,975	(38,404)	—	—	—	—	—	113,571
General and administrative	47,503	(15,079)	—	(46)	—	—	—	32,378
Total operating expenses	434,801	(74,954)	(37)	(46)	—	—	—	359,764
(Loss) income from operations	(5,706)	83,998	1,148	46	—	—	—	79,486
Operating margin	(1.1)%	16.5%	0.2%	—	—	—	—	15.6%
Net (loss) income	$(15,853)	$83,998	$1,148	$46	$16,347	$(920)	$274	$85,040
Weighted shares outstanding, basic	241,490							241,490
Weighted shares outstanding, diluted (7)	241,490							292,861
Net (loss) income per share, basic	$(0.07)	$0.35	$-	$-	$0.07	$-	$-	$0.35
Net (loss) income per share, diluted	$(0.07)							$0.29

 _____________
(1)  Stock-based compensation expense
(2)  Amortization of intangible assets
(3)  Legal fees
(4)  Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)  Other
(6)  Income tax effect primarily related to stock-based compensation expense
(7)  Includes 51,371 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended October 31,
	2023	2024
	(in thousands)
Net cash provided by operating activities	$145,473	$161,751
Purchases of property and equipment	(13,020)	(9,831)
Free cash flow	$132,453	$151,920